UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2013

AXIS CAPITAL HOLDINGS LIMITED
(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road
Pembroke, Bermuda HM 08
(Address of principal executive offices, including zip code)

(441) 405-2600
(Registrant's telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 18, 2013, AXIS Capital Holdings Limited (the “Company”) and certain subsidiaries of the Company (together with the Company, the “Borrowers”) entered into an amendment to the Credit Agreement dated March 26, 2013 (the “Credit Agreement”) among the Borrowers, the Lenders party thereto and Wells Fargo Bank, National Association, as Administration Agent, LC Administrator and Fronting Bank (the “Amendment”). The Amendment modifies certain definitions contained in the Credit Agreement in order to permit the Company and its subsidiaries to enter into Swap Contracts and other arrangements related to weather derivatives transactions. All other material terms and conditions remain unchanged.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1
First Amendment to Credit Agreement, dated as of September 18, 2013, among AXIS Capital Holdings Limited and its certain subsidiaries party thereto, designated Lenders party thereto, and Wells Fargo Bank, National Association, as Administration Agent, LC Administrator and Fronting Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2013

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Richard T. Gieryn, Jr.
Richard T. Gieryn, Jr.
General Counsel